NEWS RELEASE

ASTEC REPORTS THIRD QUARTER 2024 RESULTS

Third Quarter 2024 Overview (all comparisons are made to the corresponding prior year third quarter unless otherwise specified):

•Net sales of $291.4 million decreased 3.9%
•Net loss of $6.2 million, which included an $8.4 million charge related to the settlement of a legacy litigation matter: Adjusted net income of $7.0 million
•EBITDA of $0.6 million declined $1.2 million; Adjusted EBITDA was $17.4 million, an increase of $7.4 million
•Diluted EPS of $(0.27) compared to $(0.29); Adjusted EPS of $0.31 compared to $(0.01)
•Operating cash flow of $22.5 million; Free cash flow of $19.9 million

CHATTANOOGA, Tenn. (November 6, 2024) – Astec Industries, Inc. (Nasdaq: ASTE) announced today its financial results for the third quarter ended September 30, 2024.

"In the third quarter, we had mixed results. In Infrastructure Solutions, both sales and margins were up for the quarter, while in Materials Solutions, we continued to face difficult market conditions. We made nice progress improving our cash flow in the third quarter, which continues to be a key focal point. We were also able to settle one of our previously disclosed, long-standing, legacy litigation matters related to a product we no longer own, which resulted in an $8.4 million charge in the third quarter," said Jaco van der Merwe, Chief Executive Officer.

Mr. van der Merwe continued, "With sound fundamentals in place, we continue to focus on commercial and operational excellence. We have a customer-focused approach and product offerings to drive sustainable value creation for our shareholders."

	GAAP				Adjusted
(in millions, except per share and percentage data)	3Q 2024	3Q 2023	Change		3Q 2024	3Q 2023	Change
Net sales	$291.4	$303.1	(3.9)%
Domestic sales	211.2	229.6	(8.0)%
International sales	80.2	73.5	9.1%
Backlog	475.8	614.7	(22.6)%
Domestic backlog	377.6	510.6	(26.0)%
International backlog	98.2	104.1	(5.7)%
(Loss) income from operations	(7.2)	(5.2)	(38.5)%		9.9	3.1	219.4%
Operating margin	(2.5)%	(1.7)%	(80)	bps	3.4%	1.0%	240	bps
Effective tax rate	27.1%	8.5%	1,860	bps	18.6%	108.3%	(8,970)	bps
Net (loss) income attributable to controlling interest	(6.2)	(6.6)	6.1%		7.0	(0.2)	3600.0%
Diluted EPS	(0.27)	(0.29)	6.9%		0.31	(0.01)	3200.0%
EBITDA (a non-GAAP measure)	0.6	1.8	(66.7)%		17.4	10.0	74.0%
EBITDA margin (a non-GAAP measure)	0.2%	0.6%	(40)	bps	6.0%	3.3%	270	bps

Segments Results

Our two reportable segments are comprised of sites based upon the nature of the products or services produced, the type of customer for the products, the similarity of economic characteristics, the manner in which management reviews results and the nature of the production process, among other considerations. Based on a review of these factors, our Australia and LatAm sites, which were previously reported in the Infrastructure Solutions segment have moved to the Materials Solutions segment and Astec Digital, which was previously included in the Corporate and Other category has moved to the Infrastructure Solutions
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segment, each beginning January 1, 2024. Prior periods have been revised to reflect the changes for the segment composition for comparability.

Infrastructure Solutions - Road building equipment, asphalt and concrete plants, thermal storage solutions and related aftermarket parts.
•Net sales of $165.0 million increased slightly as the infrastructure construction market remains strong with healthy demand for asphalt and concrete plant deliveries anticipated through the beginning of 2025.
•Segment Operating Adjusted EBITDA of $15.6 million increased 17.3% and Segment Operating Adjusted EBITDA margin of 9.5% increased 140 basis points.
•Backlog was $351.1 million.

Materials Solutions - Processing equipment to crush, screen and convey aggregates and related aftermarket parts.
•Net sales of $126.4 million decreased by 9.6% primarily due to lower equipment sales attributable to finance capacity constraints with contractors and dealers resulting in fewer product conversions. Dealer quoting remains active.
•Segment Operating Adjusted EBITDA of $14.5 million increased 52.6% and Segment Operating Adjusted EBITDA margin of 11.5% increased 470 basis points, due to a $6.4 million legal charge in the prior year third quarter, continued efforts towards cost reduction and sharing facility capacity with the Infrastructure Solutions segment.
•Backlog was $124.7 million.

Balance Sheet, Cash Flow and Liquidity
•Our total liquidity was $195.1 million, consisting of $52.7 million of cash and cash equivalents available for operating purposes and $142.4 million available for additional borrowings under our revolving credit facility.
•Free Cash Flow in the quarter was $19.9 million after incurring capital expenditures of $2.6 million.

Third Quarter Capital Allocation
•Dividend payment of $0.13 per share.

Investor Conference Call and Webcast

Astec will conduct a conference call and live webcast today, November 6, 2024, at 8:30 A.M. Eastern Time, to review its third quarter financial results as well as current business conditions.

To access the call, dial (888) 440-4118 on Wednesday, November 6, 2024 at least 10 minutes prior to the scheduled time for the call. International callers should dial (646) 960-0833.

You may also access a live webcast of the call at: https://events.q4inc.com/attendee/885477721

You will need to give your name and company affiliation and reference Astec. An archived webcast will be available for ninety days at www.astecindustries.com.

A replay of the call can be accessed until November 20, 2024 by dialing (800) 770-2030, or (609) 800-9909 for international callers, Conference ID# 8741406. A transcript of the conference call will be made available under the Investor Relations section of the Astec Industries, Inc. website within 5 business days after the call.

About Astec

Astec, (www.astecindustries.com), is a manufacturer of specialized equipment for asphalt road building, aggregate processing and concrete production. Astec's manufacturing operations are divided into two primary business segments: Infrastructure Solutions that includes road building, asphalt and concrete plants, thermal and storage solutions; and Materials Solutions that include our aggregate processing equipment. Astec also operates a line of controls and automation products designed to deliver enhanced productivity through improved equipment performance.

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995

This News Release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such statements relate to, among other things, income, earnings, cash flows, changes in operations, operating improvements, businesses in which we operate and the United States and global economies. Statements in this News Release that are not historical are hereby identified as "forward-looking statements" and may be indicated by words or phrases such as "anticipates," "supports," "plans," "projects," "expects," "believes," "should," "would," "could," "forecast," "management is of the opinion," use of the future tense and similar words or phrases. These forward-looking statements are based largely on management's expectations, which are subject to a number of known and unknown risks, uncertainties and other factors discussed and described in our most recent
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Annual Report on Form 10-K, including those risks described in Part I, Item 1A. Risk Factors thereof, and in other reports filed subsequently by us with the Securities and Exchange Commission, which may cause actual results, financial or otherwise, to be materially different from those anticipated, expressed or implied by the forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements to reflect future events or circumstances, except as required by law.

Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding the Company's results, the Company refers to various U.S. GAAP (U.S. generally accepted accounting principles) and non-GAAP financial measures which management believes provides useful information to investors. These non-GAAP financial measures have no standardized meaning prescribed by U.S. GAAP and therefore may not be comparable to the calculation of similar measures for other companies. Management of the Company does not intend these items to be considered in isolation or as a substitute for the related GAAP measures. Nonetheless, this non-GAAP information can be useful in understanding the Company's operating results and the performance of its core business. Management of the Company uses both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate the Company's financial performance against such budgets and targets. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is included in this News Release.

For Additional Information Contact:
Steve Anderson
Senior Vice President of Administration and Investor Relations
Phone: (423) 899-5898
E-mail: sanderson@astecindustries.com
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Certain reclassifications have been made to the prior period financial information included in this News Release to conform to the presentation used in the financial statements for the three months ended September 30, 2024.

Astec Industries Inc.
Condensed Consolidated Statements of Operations
(In millions, except shares in thousands and per share amounts; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net sales	$291.4	$303.1	$946.1	$1,001.0
Cost of sales	224.6	233.5	721.1	759.3
Gross profit	66.8	69.6	225.0	241.7

Operating expenses:
Selling, general and administrative expenses	65.6	74.3	208.1	206.7
Goodwill impairment	—	—	20.2	—
Restructuring, other impairment and asset charges, net	8.4	0.5	8.3	5.3
Total operating expenses	74.0	74.8	236.6	212.0
(Loss) income from operations	(7.2)	(5.2)	(11.6)	29.7

Other expenses, net:
Interest expense	(2.6)	(2.4)	(8.4)	(6.4)
Other income, net	1.3	0.5	2.5	2.0
(Loss) income before income taxes	(8.5)	(7.1)	(17.5)	25.3
Income tax (benefit) provision	(2.3)	(0.6)	(0.6)	6.5
Net (loss) income	(6.2)	(6.5)	(16.9)	18.8
Net (income) loss attributable to noncontrolling interest	—	(0.1)	0.1	(0.2)
Net (loss) income attributable to controlling interest	$(6.2)	$(6.6)	$(16.8)	$18.6

Earnings per common share
Basic	$(0.27)	$(0.29)	$(0.74)	$0.82
Diluted	(0.27)	(0.29)	(0.74)	0.82

Weighted average shares outstanding
Basic	22,816	22,747	22,792	22,709
Diluted	22,816	22,747	22,792	22,776
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Astec Industries Inc.
Reportable Segment Net Sales and Operating Adjusted EBITDA
(In millions, except percentage data; unaudited)

Reportable segment net sales exclude intersegment sales.

	Three Months Ended September 30,
	2024	2023	$ Change		% Change
Revenues from external customers
Infrastructure Solutions	$165.0	$163.2	$1.8		1.1%
Materials Solutions	126.4	139.9	(13.5)		(9.6)%
Net sales	$291.4	$303.1	$(11.7)		(3.9)%

Segment Operating Adjusted EBITDA
Infrastructure Solutions	$15.6	$13.3	$2.3		17.3%
Materials Solutions	14.5	9.5	5.0		52.6%
Segment Operating Adjusted EBITDA - Reportable Segments	30.1	22.8
Reconciliation of Segment Operating Adjusted EBITDA to "(Loss) income before income taxes"
Corporate and Other	(12.7)	(12.8)
Transformation program	(8.4)	(7.7)
Restructuring and other related charges	(8.4)	(0.1)
(Loss) gain on sale of property and equipment, net	—	(0.4)
Interest expense, net	(2.1)	(1.9)
Depreciation and amortization	(7.0)	(7.1)
Net income attributable to noncontrolling interest	—	0.1
(Loss) income before income taxes	$(8.5)	$(7.1)

Segment Operating Adjusted EBITDA Margin	2024	2023	Change
Infrastructure Solutions	9.5%	8.1%	140	bps
Materials Solutions	11.5%	6.8%	470	bps

(Continued)

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Astec Industries Inc.
Reportable Segment Net Sales and Operating Adjusted EBITDA (Continued)
(In millions, except percentage data; unaudited)

	Nine Months Ended September 30,
	2024	2023	$ Change		% Change
Revenues from external customers
Infrastructure Solutions	$588.6	$578.1	$10.5		1.8%
Materials Solutions	357.5	422.9	(65.4)		(15.5)%
Net sales	$946.1	$1,001.0	$(54.9)		(5.5)%

Segment Operating Adjusted EBITDA
Infrastructure Solutions	$68.4	$67.5	$0.9		1.3%
Materials Solutions	30.0	42.4	(12.4)		(29.2)%
Segment Operating Adjusted EBITDA - Reportable Segments	98.4	109.9
Reconciliation of Segment Operating Adjusted EBITDA to "(Loss) income before income taxes"
Corporate and Other	(34.5)	(32.5)
Transformation program	(25.8)	(22.5)
Restructuring and other related charges	(9.4)	(7.6)
Goodwill impairment	(20.2)	—
Asset impairment	—	(0.8)
(Loss) gain on sale of property and equipment, net	1.1	3.1
Interest expense, net	(6.9)	(4.9)
Depreciation and amortization	(20.1)	(19.6)
Net income (loss) attributable to noncontrolling interest	(0.1)	0.2
(Loss) income before income taxes	$(17.5)	$25.3

Segment Operating Adjusted EBITDA Margin	2024	2023	Change
Infrastructure Solutions	11.6%	11.7%	(10)	bps
Materials Solutions	8.4%	10.0%	(160)	bps
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Astec Industries Inc.
Condensed Consolidated Balance Sheets
(In millions; unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash, cash equivalents and restricted cash	$55.3	$63.2
Investments	3.6	5.7
Trade receivables, contract assets and other receivables, net	175.2	152.7
Inventories, net	466.4	455.6
Other current assets, net	39.6	42.3
Total current assets	740.1	719.5
Property, plant and equipment, net	185.3	187.6
Other long-term assets	141.7	152.2
Total assets	$1,067.1	$1,059.3

Liabilities
Current liabilities:
Accounts payable	$87.8	$116.9
Customer deposits	84.0	70.2
Other current liabilities	127.4	111.9
Total current liabilities	299.2	299.0
Long-term debt	99.0	72.0
Other long-term liabilities	37.5	34.6
Total equity	631.4	653.7
Total liabilities and equity	$1,067.1	$1,059.3

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Astec Industries Inc.
Condensed Consolidated Statements of Cash Flows
(In millions; unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net (loss) income	$(16.9)	$18.8
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	20.1	19.6
Provision for credit losses	1.0	0.6
Provision for warranties	12.8	14.4
Deferred compensation (benefit) expense	(0.1)	0.2
Share-based compensation	3.7	3.5
Deferred tax benefit	(6.7)	(2.1)
Gain on disposition of property and equipment, net	(1.1)	(3.1)
Goodwill impairment	20.2	—
Other impairment charges	—	0.8
Amortization of debt issuance costs	0.2	0.2
Distributions to deferred compensation programs' participants	(0.8)	(1.5)
Change in operating assets and liabilities:
Purchase of trading securities, net	(1.6)	(1.4)
Receivables and other contract assets	(23.9)	(5.8)
Inventories	(9.9)	(59.7)
Prepaid expenses	2.8	8.3
Other assets	(2.1)	(9.6)
Accounts payable	(28.5)	7.1
Accrued loss reserves	(0.3)	1.2
Accrued employee related liabilities	(4.7)	9.3
Other accrued liabilities	22.0	(0.8)
Accrued product warranty	(14.1)	(9.6)
Customer deposits	13.5	(8.2)
Income taxes payable/prepaid	0.8	(1.0)
Net cash used in operating activities	(13.6)	(18.8)
Cash flows from investing activities:
Expenditures for property and equipment	(16.0)	(25.0)
Proceeds from sale of property and equipment	2.3	20.2
Purchase of investments	(0.9)	(0.8)
Sale of investments	0.6	1.7
Net cash used in investing activities	(14.0)	(3.9)

(Continued)

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Astec Industries Inc.
Condensed Consolidated Statements of Cash Flows (Continued)
(In millions; unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from financing activities:
Payment of dividends	(8.9)	(8.9)
Proceeds from borrowings on credit facilities and bank loans	140.6	221.4
Repayments of borrowings on credit facilities and bank loans	(111.9)	(180.2)
Sale of Company stock by deferred compensation programs, net	0.2	0.1
Withholding tax paid upon vesting of share-based compensation awards	(0.5)	(1.6)
Net cash provided by financing activities	19.5	30.8
Effect of exchange rates on cash	0.2	(0.3)
(Decrease) increase in cash, cash equivalents and restricted cash	(7.9)	7.8
Cash, cash equivalents and restricted cash, beginning of period	63.2	66.0
Cash, cash equivalents and restricted cash, end of period	$55.3	$73.8

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We present certain non-GAAP information that can be useful in understanding our operating results and the performance of our core business. We use both GAAP and non-GAAP financial measures to establish internal budgets and targets and to evaluate financial performance against such budgets and targets. We exclude the costs and related tax effects, which are based on the statutory tax rate applicable to each respective item unless otherwise noted below, of the following items as we do not believe they are indicative of our core business operations:

•Transformation program - Incremental costs related to the execution of our ongoing strategic transformation initiatives which may include personnel costs, third-party consultant costs, duplicative systems usage fees, administrative costs, accelerated depreciation and amortization on certain long-lived assets and other similar type charges. Transformation program initiatives include our multi-year phased implementation of a standardized enterprise resource planning system across the global organization and a lean manufacturing initiative at one of our largest manufacturing sites that was largely completed during 2023 with certain capital investments finalized in early 2024. Transformation program costs for the lean manufacturing initiative ceased at the end of 2023. These costs are included in "Cost of sales" and "Selling, general and administrative expenses", as appropriate, in the Consolidated Statements of Operations.

•Restructuring and other related charges - Charges related to restructuring activities which primarily include personnel termination actions and reorganization efforts to simplify and consolidate our operations. These activities include the workforce reductions effected in the second quarter of 2024, the termination of our previous Chief Executive Officer, the limited overhead restructuring action implemented in February 2023 and ongoing litigation costs for our exited Enid location, including the settlement loss recorded in the third quarter of 2024. These costs are recorded in "Restructuring, impairment and other asset charges, net" in the Consolidated Statements of Operations.

•Goodwill impairment - Goodwill impairment charges, to the extent that they are experienced, are recorded in "Goodwill impairment" in the Consolidated Statements of Operations. These charges are associated with the impairment of the goodwill allocated to the Materials Solutions reporting unit during the second quarter of 2024. The goodwill impairment is largely nondeductible for tax purposes and, as such, the tax impact applied reflects the actual tax impact by jurisdiction.

•Asset impairment - Asset impairment charges, to the extent that they are experienced, are recorded in "Restructuring, impairment and other asset charges, net" in the Consolidated Statements of Operations. These include charges associated with abandoned in-process internally developed software that was determined to be impaired during the second quarter of 2023.

•(Loss) gain on sale of property and equipment, net - Gains or losses recognized on the disposal of property and equipment that are recorded in "Restructuring, impairment and other asset charges, net" in the Consolidated Statements of Operations. We may sell or dispose of assets in the normal course of our business operations as they are no longer needed or used.

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Astec Industries Inc.
GAAP vs Non-GAAP Adjusted Income from Operations Reconciliations
(In millions, except percentage data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net sales	$291.4	$303.1	$946.1	$1,001.0

(Loss) income from operations	$(7.2)	$(5.2)	$(11.6)	$29.7
Adjustments:
Transformation program	8.7	7.8	26.4	22.8
Restructuring and other related charges	8.4	0.1	9.4	7.6
Goodwill impairment	—	—	20.2	—
Asset impairment	—	—	—	0.8
Loss (gain) on sale of property and equipment, net	—	0.4	(1.1)	(3.1)
Adjusted income from operations	$9.9	$3.1	$43.3	$57.8
Adjusted operating margin	3.4%	1.0%	4.6%	5.8%

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Astec Industries Inc.
GAAP vs Non-GAAP Adjusted EPS Reconciliations
(In millions, except per share amounts; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net (loss) income attributable to controlling interest	$(6.2)	$(6.6)	$(16.8)	$18.6
Adjustments:
Transformation program	8.7	7.8	26.4	22.8
Restructuring and other related charges	8.4	0.1	9.4	7.6
Goodwill impairment	—	—	20.2	—
Asset impairment	—	—	—	0.8
Loss (gain) on sale of property and equipment, net	—	0.4	(1.1)	(3.1)
Income tax impact of adjustments	(3.9)	(1.9)	(9.3)	(6.5)
Adjusted net income (loss) attributable to controlling interest	$7.0	$(0.2)	$28.8	$40.2

Diluted EPS	$(0.27)	$(0.29)	$(0.74)	$0.82
Adjustments:
Transformation program	0.38	0.34	1.16	1.00
Restructuring and other related charges (a)	0.37	—	0.41	0.34
Goodwill impairment	—	—	0.89	—
Asset impairment	—	—	—	0.04
Loss (gain) on sale of property and equipment, net	—	0.02	(0.05)	(0.14)
Income tax impact of adjustments	(0.17)	(0.08)	(0.41)	(0.29)
Adjusted EPS	$0.31	$(0.01)	$1.26	$1.77
(a) Calculation includes the impact of a rounding adjustment
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Astec Industries Inc.
EBITDA and Adjusted EBITDA Reconciliations
(In millions, except percentage data; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net sales	$291.4	$303.1	$946.1	$1,001.0

Net (loss) income attributable to controlling interest	$(6.2)	$(6.6)	$(16.8)	$18.6
Interest expense, net	2.1	1.9	6.9	4.9
Depreciation and amortization	7.0	7.1	20.1	19.6
Income tax (benefit) provision	(2.3)	(0.6)	(0.6)	6.5
EBITDA	0.6	1.8	9.6	49.6
EBITDA margin	0.2%	0.6%	1.0%	5.0%

Adjustments:
Transformation program	8.4	7.7	25.8	22.5
Restructuring and other related charges	8.4	0.1	9.4	7.6
Goodwill impairment	—	—	20.2	—
Asset impairment	—	—	—	0.8
Loss (gain) on sale of property and equipment, net	—	0.4	(1.1)	(3.1)
Adjusted EBITDA	$17.4	$10.0	$63.9	$77.4
Adjusted EBITDA margin	6.0%	3.3%	6.8%	7.7%

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Astec Industries Inc.
Free Cash Flow Reconciliation
(In millions; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$22.5	$(16.3)	$(13.6)	$(18.8)
Expenditures for property and equipment	(2.6)	(7.9)	(16.0)	(25.0)
Free cash flow	$19.9	$(24.2)	$(29.6)	$(43.8)
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